Exhibit 3.6



                             SECOND AMENDMENT


     SECOND AMENDMENT (this "Second Amendment"), dated as of June 18, 2003, to the Amended and Restated Limited Liability Company Agreement of Chesapeake Funding LLC (formerly known as Greyhound Funding LLC), dated as of October 28, 1999, as amended by the First Amendment thereto, dated as of April 25, 2002 (the "LLC Agreement"), is entered into by Raven Funding LLC, a Delaware limited liability company, as the sole common member (the "Common Member"), and the other parties hereto.


                              W I T N E S S E T H:
                              - - - - - - - - - -


I.   Amendment.

     WHEREAS, pursuant to Section 15.1 of the LLC Agreement and subject to the terms and conditions of this Second Amendment, the Common Member, and the other parties hereto wish to amend the LLC Agreement as herein provided.

     NOW, THEREFORE:

     1. Section 9.1(f) of the LLC Agreement is hereby amended and restated in its entirety as follows:

          (f) Neither ARAC nor any Affiliate of ARAC (other than a special purpose entity that is an Affiliate of ARAC that has entered into financing arrangements secured by one or more Senior Preferred Membership Interests) shall have the right to vote or give or withhold consent with respect to any Senior Preferred Membership Interest owned by it, directly or indirectly, and, for purposes of any matter upon which the Senior Preferred Members may vote or give or withhold consent as provided in this Agreement, Senior Preferred Membership Interests owned by ARAC or any Affiliate of ARAC (other than a special purpose entity that is an Affiliate of ARAC that has entered into financing arrangements secured by one or more Senior Preferred Membership Interests) shall be treated as if they were not outstanding.

     2. Section 10.1(f) of the LLC Agreement is hereby amended and restated in its entirety as follows:

     (f) Neither ARAC nor any Affiliate of ARAC (other than a special purpose entity that is an Affiliate of ARAC that has entered into financing arrangements secured by one or more Junior Preferred Membership Interests) shall have the right to vote or give or withhold consent with respect to any Junior Preferred Membership Interest owned by it, directly or indirectly, and, for purposes of any matter upon which the Junior Preferred Members may vote or give or withhold consent as provided in this Agreement, Junior Preferred Membership Interests owned by ARAC or any Affiliate of ARAC (other than a special purpose entity that is an Affiliate of ARAC that has entered into financing arrangements secured by one or more Junior Preferred Membership Interests) shall be treated as if they were not outstanding.

II.  Miscellaneous Provisions.

     1. This Second Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the LLC Agreement and, except as amended hereby, the LLC Agreement continues in full force and effect.

     2. THIS SECOND AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS SECOND AMENDMENT TO THE LAW OF ANOTHER JURISDICTION.

     3. If any one or more of the covenants, agreements, provisions or terms of this Second Amendment shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Second Amendment and shall in no way affect the validity or enforceability of the other provisions of this Second Amendment.

     4. From and after the date of the execution of this Second Amendment, all references to the "Agreement" in the LLC Agreement and the LLC Agreement shall be deemed to be references to the LLC Agreement as modified hereby.

                                      * * *

     IN WITNESS WHEREOF, the undersigned have executed and delivered this Second Amendment as of the date first above written.



                                     COMMON MEMBER



                                     RAVEN FUNDING LLC



                                     By: /s/ Joseph W. Weikel
                                        ----------------------------------------
                                         Manager


                                     MANAGERS



                                     By: /s/ Joseph W. Weikel
                                        ----------------------------------------




                                     By: /s/ Neil J. Cashen
                                       -----------------------------------------






                                     INDEPENDENT MANAGER



                                     By: /s/ Kevin Burns
                                        ----------------------------------------
                                         Manager